UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2006
NS GROUP, INC.
(Exact name of registrant as specified in charter)

Kentucky	1-9838	61-0985936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
530 West Ninth Street, Newport, Kentucky 41071
(Address of principal executive offices)
Registrant’s telephone number, including area code: (859) 292-6809
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 30, 2006, NS Group, Inc. (“NS Group”) issued a press release reporting results of operations for the quarter ended September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
In accordance with General Instruction B.2 of Form 8-K, except for the information in Exhibit 99.1 referenced below under Item 8.01, the information furnished in Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of any general incorporation language in such filing. In addition, the information furnished in Exhibit 99.1 shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of Item 2.02.
Item 8.01. Other Events.
The following disclosure in the October 30, 2006 press release (attached as Exhibit 99.1) may be deemed to be solicitation material pursuant to Rule 14a-12 under the Exchange Act:
“Due to the pending merger with IPSCO, Inc., NS Group will not be hosting an investor’s conference call. The proposed merger, announced on September 11, 2006, is expected to be completed in the fourth quarter of 2006 and remains subject to customary closing conditions, including approval of the merger by NS Group’s shareholders.”
Only this portion of the October 30, 2006 press release (attached as Exhibit 99.1) shall be deemed filed pursuant to Rule 14a-12 under the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit.	Exhibit Description

99.1	Press Release, dated October 30, 2006 (See Items 2.02 and 8.01 of this Current Report on Form 8-K for which portions of Exhibit 99.1 are deemed filed under the Exchange Act.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.

October 30, 2006	By:	/s/ Thomas J. Depenbrock

Thomas J. Depenbrock Vice President-Finance, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit.	Exhibit Description

99.1	Press Release, dated October 30, 2006